Exhibit 99.1

Peak Exploration & Production, LLC and Subsidiaries

Condensed Consolidated Financial Statements

September 30, 2025 and 2024

PEAK EXPLORATION & PRODUCTION, LLC AND SUBSIDIARIES

PEAK EXPLORATION AND PRODUCTION, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	September 30,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$5,172	$10,288
Accounts receivable, net	9,005	14,325
Prepaid expenses and other current assets	722	805
Commodity derivatives assets, current	712	89
Inventories	105	98
Total current assets	15,716	25,605
Oil and natural gas property and equipment, based on successful efforts method of accounting, net	105,741	131,116
Other property, plant and equipment, net	1,334	1,739
Right-of-use assets	276	333
Commodity derivatives assets, non-current	538	—
Other assets, net	940	1,550
Total assets	$124,545	$160,343
LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$10,260	$14,312
Production and ad valorem taxes payable	2,169	2,737
Oil and natural gas revenue payable	9,565	12,663
Commodity derivatives liability, current	104	1,156
Right-of-use liabilities	150	149
Current portion of long-term debt	48,262	6,200
Total current liabilities	70,510	37,217
Long - term debt, net	—	45,981
Other noncurrent liabilities:
Asset retirement obligation	3,066	2,900
Ad valorem taxes	8,284	8,321
Commodity derivatives liability, non-current	261	1,339
Right-of-use liabilities	142	204
Total other noncurrent liabilities	11,753	12,764
Total liabilities	82,263	95,962
Commitments and contingencies (Note 13)
Members' equity:
Preferred equity	95,886	95,886
Common equity	242,518	242,518
Accumulated deficit	(296,122)	(274,023)
Total members' equity	42,282	64,381
Total liabilities and members' equity	$124,545	$160,343

The accompanying notes are an integral part of these condensed consolidated financial statements.

PEAK EXPLORATION AND PRODUCTION, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands)

	Nine Months Ended September 30,
	2025	2024
REVENUES:
Oil and natural gas sales, net	$23,153	$32,672
Total revenues, net	23,153	32,672

OPERATING EXPENSES:
Lease operating	7,497	8,993
Production and ad valorem taxes	2,973	4,299
Depletion, depreciation and amortization	7,923	9,729
Accretion	166	171
Abandonment	1,716	1,921
Impairment of long lived properties	18,333	—
General and administrative	4,589	5,225
Total operating expenses	43,197	30,338
Income (loss) from operations	(20,044)	2,334

OTHER INCOME (EXPENSE):
Gain (loss) on commodity derivatives	3,173	(2,825)
Interest expense, net	(5,549)	(6,367)
(Loss) on sale of assets	(3)	(23)
Other gain (loss)	324	233
Total other (expense)	(2,055)	(8,982)
NET LOSS	$(22,099)	$(6,648)

The accompanying notes are an integral part of these condensed consolidated financial statements.

PEAK EXPLORATION AND PRODUCTION, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands)

	Preferred	Common	Accumulated
	Equity	Equity	Deficit	Total
BALANCE, JANUARY 1, 2025	$95,886	$242,518	$(274,023)	$64,381
Net loss	—	—	(22,099)	(22,099)
BALANCE, SEPTEMBER 30, 2025	$95,886	$242,518	$(296,122)	$42,282

	Preferred	Common	Accumulated
	Equity	Equity	Deficit	Total
BALANCE, JANUARY 1, 2024	$95,886	$242,518	$(262,502)	$75,902
Net loss	—	—	(6,648)	(6,648)
BALANCE, SEPTEMBER 30, 2024	$95,886	$242,518	$(269,150)	$69,254

The accompanying notes are an integral part of these condensed consolidated financial statements.

PEAK EXPLORATION AND PRODUCTION, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Nine Months Ended September 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(22,099)	$(6,648)
Adjustments to reconcile net loss to net cash provided by operating activities
Depletion, depreciation and amortization	7,923	9,729
Net loss on sale of assets	3	23
Impairment of long lived properties	18,333	—
Amortization of debt issuance costs	914	713
Abandonment	1,716	1,921
Accretion expense	166	171
Commodity derivatives (gain) loss	(3,290)	2,426
Changes in operating assets and liabilities:
Accounts receivable, net	5,320	4,752
Inventories	(7)	(1)
Prepaid expenses and other current assets	83	(684)
Accounts payable and accrued expenses	(1,429)	(4,813)
Production and ad valorem taxes payable	(568)	(466)
Oil and natural gas revenue payable	(3,098)	(3,908)
Other payables	(153)	(114)
Net cash provided by operating activities	3,814	3,101
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to oil and natural gas properties	(4,139)	(3,543)
Additions to other property, plant and equipment	(38)	(18)
Proceeds from sales of other assets	79	3,243
Net cash used in investing activities	(4,098)	(318)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments on debt	(4,650)	(3,100)
Debt issuance costs	(182)	(86)
Net cash used in financing activities	(4,832)	(3,186)
Net decrease in cash and cash equivalents	(5,116)	(403)
Cash and cash equivalents at beginning of period	10,288	11,762
Cash and cash equivalents at end of period	$5,172	$11,359

The accompanying notes are an integral part of these condensed consolidated financial statements.

PEAK EXPLORATION AND PRODUCTION, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025 AND 2024

NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Description of Business — The accompanying condensed consolidated financial statements include the accounts of Peak Exploration & Production, LLC, Peak Energy Operating #2, LLC, Peak Powder River Resources, LLC, Willow Springs Development, LLC, and Peak Exploration & Production, Inc. (collectively, the “Company”). The Company is an independent oil and gas company engaged in exploration and development of oil and natural gas assets. The Company, at this time, conducts its activities in Wyoming. As a Limited Liability Company (“LLC”), the amount of loss at risk for each individual member is limited to the amount of capital contributed to the LLC, and unless otherwise noted, the individual member’s liability for indebtedness of an LLC is limited to the member’s actual capital contribution. The Company will have LLC status until perpetual existence unless it is terminated.

Basis of Presentation — The unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of Peak Exploration & Production, LLC, Peak Energy Operating #2, LLC, Peak Powder River Resources, LLC, Willow Springs Development, LLC, and Peak Exploration & Production, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation. These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2024. Results for the interim periods are not necessarily indicative of results to be expected for the full year ended December 31, 2025. In the opinion of management, these condensed consolidated financial statements reflect all normal recurring adjustments necessary for a fair presentation of the result for the periods indicated.

Going Concern — The accompanying condensed consolidated financial statements are prepared in accordance with GAAP applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. In accordance with the accounting guidance related to the presentation of financial statements, when preparing financial statements for each annual and interim reporting period, management evaluates whether there are conditions or events that, when considered in the aggregate, raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued. In making its assessment, management considered the Company’s current financial condition and liquidity sources, including current funds available, forecasted future cash flows and conditional and unconditional obligations due over the next twelve months.

The Company is not in compliance, and may not be able to be in compliance in the future, with a financial covenant requirement of its Credit Agreement as outlined in Note 10 during the next twelve months, which would lead to an acceleration of the maturity of the Company’s debt obligations. The Company does not have sufficient cash on hand or available liquidity that can be utilized to repay such debt obligations, which raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In response to these conditions, the Company has taken various steps to preserve its liquidity including (1) deferring drilling and completion activity for the foreseeable future, (2) continuing to focus on reducing its operating and overhead costs, and (3) continuing to manage its hedge portfolio. In addition, the Company has signed a non-binding term sheet with a third-party purchaser, where the Company will be acquired by the third-party purchaser. The Membership Interest Purchase Agreement (“MIPA”) related to the term sheet was executed on August 11, 2025, with a target close date of November 14, 2025. However, this contemplated transaction may not be completed or that any completion of it cannot be guaranteed.

Use of Estimates — The preparation of the condensed consolidated financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ significantly from these estimates, and changes in these estimates are recorded when known. Significant items subject to such estimates and assumptions include

PEAK EXPLORATION AND PRODUCTION, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025 AND 2024

timing and costs associated with asset retirement obligations, and oil and gas reserve quantities, which are the basis for the calculation of depreciation, depletion and impairment of oil and natural gas properties.

Recent Accounting Pronouncements — In November 2024, FASB issued ASU 2024-03, Disaggregation of Income Statement Expenses (DISE). The ASU primarily requires companies to disclose additional information about specific expense categories in the notes to financial statements at interim and annual reporting periods. The guidance will be applied on a prospective basis with the option to apply the standard retrospectively. The new guidance will be effective for the Company’s year ending December 31, 2027 and interim periods during the year ending December 31, 2028. The Company does not believe the new guidance will have a material impact on its consolidated financial statements and related disclosures.

NOTE 2. ACCOUNTS RECEIVABLE

The following table reflects the components of accounts receivable of the Company (in thousands):

	As of	As of
	September 30,	December 31,
	2025	2024
Oil and natural gas sales	$6,094	$8,495
Joint interest billings	2,808	5,821
Other	103	9
Gross accounts receivable	9,005	14,325
Allowance for credit losses	—	—
Net accounts receivable	$9,005	$14,325

Amounts billed and due are recorded as trade accounts receivable and included in accounts receivable in the Company’s consolidated balance sheets. The Company has no allowance at September 30, 2025 or December 31, 2024.

NOTE 3. OIL AND NATURAL GAS PROPERTIES

The following table reflects the aggregate capitalized costs associated with the Company (in thousands):

	As of	As of
	September 30,	December 31,
	2025	2024
Oil and natural gas properties:
Unproved properties	$24,010	$25,622
Proved properties	511,965	512,531
Work in process	13,272	11,479
Total oil and natural gas properties	549,247	549,632
Less: Accumulated depreciation, depletion, amortization and impairment	(443,506)	(418,516)
Oil and natural gas properties, net	$105,741	$131,116

Depletion expense was $7.3 million and $9.1 million for the nine months ended September 30, 2025 and 2024, respectively. Abandonment expense in the amount of $1.7 million for the nine months ended September 30, 2025 consists of abandoned leases associated with unproved property that were allowed to expire. Abandonment expense in the amount of $2.0 million for the nine months ended September 30, 2024 consists of abandonment of a drilled well that will not be completed and certain leases associated with unproved property were allowed to expire. The Company had no exploratory wells costs during the nine months ended September 30, 2025 or for the year ended  December 31, 2024.

PEAK EXPLORATION AND PRODUCTION, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025 AND 2024

For the nine months ended September 30, 2025, the Company recorded an impairment related to its oil and gas properties in the amount of $17.8 million based on terms outlined in the executed term sheet dated June 13, 2025. The calculation of the impairment is a Fair Value Level 3 non-recurring measurement.

NOTE 4. REVENUE

The following table presents the disaggregation of oil and natural gas revenue of the Company (in thousands):

	Nine Months Ended September 30,
	2025	2024
Oil sales	$19,634	$29,403
Natural gas sales	3,519	3,269
Total oil and natural gas sales, net	$23,153	$32,672

NOTE 5. OTHER PROPERTY, PLANT AND EQUIPMENT

The following table presents the other property, plant and equipment of the Company (in thousands):

	As of	As of
	September 30,	December 31,
	2025	2024
Building and improvements	$3,175	$3,175
Office furniture and equipment	1,145	1,107
Land	594	594
Transportation equipment	274	379
Other	29	29
Total property and equipment	5,217	5,284
Less: accumulated depreciation and impairment	(3,883)	(3,545)
Total property and equipment, net	$1,334	$1,739

Depreciation expense for other property, plant and equipment was $0.1 million for both the nine months ended September 30, 2025 and 2024.

For the nine months ended September 30, 2025, the Company recorded an impairment related to its other property, plant and equipment in the amount of $0.3 million based on terms outlined in the executed term sheet dated June 13, 2025. The calculation of the impairment is a Fair Value Level 3 non-recurring measurement.

NOTE 6. OTHER ASSETS

The following table presents the other assets of the Company (in thousands):

	As of	As of
	September 30,	December 31,
	2025	2024
Water production facilities	$4,308	$4,308
Operating bonds	100	100
Yard equipment	260	260
Total property and equipment	4,668	4,668
Less: accumulated depreciation and amortization	(3,728)	(3,118)
Total other assets, net	$940	$1,550

PEAK EXPLORATION AND PRODUCTION, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025 AND 2024

Depreciation expense for other assets was $0.3 million for both the nine months ended September 30, 2025 and 2024.

For the nine months ended September 30, 2025, the Company recorded an impairment related to its other property, plant and equipment in the amount of $0.3 million based on terms outlined in the executed term sheet dated June 13, 2025. The calculation of the impairment is a Fair Value Level 3 non-recurring measurement.

NOTE 7. ASSET RETIREMENT OBLIGATIONS

The following table presents changes in asset retirement obligations of the Company (in thousands):

	As of	As of
	September 30,	December 31,
	2025	2024
Asset retirement obligations at beginning of period	$2,900	$2,678
Liabilities incurred	—	17
Liabilities settled and divested	—	(18)
Accretion expense on discounted obligation	166	223
Asset retirement obligations at end of period	$3,066	$2,900

NOTE 8. COMMODITY DERIVATIVES

Derivative Financial Instruments — The Company’s primary market exposure is to adverse fluctuations in the prices of crude oil and natural gas. The primary objective of the Company’s risk management policy is to preserve and enhance the value of the Company’s production. The Company uses derivative instruments, primarily swap and collar contracts, to manage the price risk associated with oil production and the resulting impact on cash flow and revenues. The Company’s management is responsible for approving risk management policies and for establishing the Company’s overall risk mitigation. Management is responsible for proposing hedge recommendations, execution of the approved hedging plan, and oversight of the risk management process including methodologies used for valuation and risk measurement.

Derivative instruments expose the Company to counterparty credit risk. The Company enters these contracts with a major financial institution that it considers creditworthy. In addition, the Company’s agreements reduce credit risk by permitting the Company to net settle for transactions with the same counterparty.

As with most derivative instruments, the Company’s derivative contracts contain provisions that may allow another party to require security from the counterparty to ensure performance under the contract. The security may be in the form of, but not limited to, a letter of credit, security interest or a performance bond.

The terms of the Company’s agreements provide for the offsetting of amounts owed or owing between it and the counterparty, at the election of both parties, for transactions that occur on the same date and in the same currency. The Company’s agreements also provide that in the event of an early termination, the counterparty has the right to offset amounts owed or owing under that and any other agreement between the parties. The Company’s accounting policy is to offset these positions in its accompanying condensed consolidated balance sheets.

PEAK EXPLORATION AND PRODUCTION, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025 AND 2024

The Company had the following outstanding commodity derivative financial instruments outstanding at September 30, 2025:

	2025	2026	2027	2028
Natural gas swaps:
Notional volume (MMBtu)	179,547	557,326	297,634	13,842
Weighted average swap price ($/MMBtu)	$3.63	$3.67	$3.83	$4.45
Natural gas collars:
Notional volume (MMBtu)	108,731	365,700	416,723	13,842
Weighted average ceiling price ($/MMBtu)	$4.20	$4.26	$4.25	$5.10
Weighted average floor price ($/MMBtu)	$3.20	$3.26	$3.23	$4.10
Oil swaps:
Notional volume (Bbl)	65,894	217,622	105,986	8,308
Weighted average swap price ($/Bbl)	$65.26	$63.33	$63.94	$63.15
Oil collars:
Notional volume (Bbl)	11,894	55,230	118,096	8,308
Weighted average ceiling price ($/Bbl)	$71.77	$69.23	$67.83	$67.96
Weighted average floor price ($/Bbl)	$61.91	$59.37	$57.61	$57.57

Derivative Gains and Losses — Cash receipts and payments reflect the gains or losses on derivative contracts which matured during the applicable period, calculated as the difference between the contract price and the market settlement price of matured contracts. The derivative contracts of the Company are settled based upon reported settlement prices on commodity exchanges, with crude oil derivative settlements based on the New York Mercantile Exchange (“NYMEX”) West Texas Intermediate pricing and natural gas derivative settlements based primarily on NYMEX Henry Hub pricing. Non-cash gains and losses represent the change in fair value of derivative instruments which continued to be held at period end and the reversal of previously recognized non-cash gains or losses on derivative contracts that matured during the period.

The following table summarizes the commodity derivative activity of the Company (in thousands):

	Nine Months Ended September 30,
	2025	2024
Cash (paid) received on derivatives	$(117)	$(399)
Non-cash (loss) on derivatives	3,290	(2,426)
Gain (loss) on commodity derivatives	$3,173	$(2,825)

PEAK EXPLORATION AND PRODUCTION, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025 AND 2024

Financial Statement Presentation — All derivative financial instruments are recognized at their current fair value as either assets or liabilities in the condensed consolidated balance sheets. The Company determines the current and long-term classification based on the timing of expected future cash flows of individual trades. Amounts related to contracts allowed to be netted upon payment subject to a master netting arrangement with the same counterparty are reported on a net basis in the consolidated balance sheets.

The following table presents the fair value of the commodity derivative instruments of the Company on a gross basis and on a net basis as presented in the condensed consolidated balance sheets for the periods indicated (in thousands):

	As of September 30, 2025
	Gross Fair	Amounts
	Value	Netted	Net Fair Value
Commodity derivative assets:
Commodity derivative asset, current	$712	$—	$712
Commodity derivative asset, noncurrent	538	—	538
Total commodity derivative assets	$1,250	$—	$1,250
Commodity derivative liabilities:
Commodity derivative liability, current	$(104)	$—	$(104)
Commodity derivative liability, noncurrent	(261)	—	(261)
Total commodity derivative liabilities	$(365)	$—	$(365)

	As of December 31, 2024
	Gross Fair	Amounts
	Value	Netted	Net Fair Value
Commodity derivative assets:
Commodity derivative asset, current	$89	$—	$89
Commodity derivative asset, noncurrent	—	—	—
Total commodity derivative assets	$89	$—	$89
Commodity derivative liabilities:
Commodity derivative liability, current	$(1,156)	$—	$(1,156)
Commodity derivative liability, noncurrent	(1,339)	—	(1,339)
Total commodity derivative liabilities	$(2,495)	$—	$(2,495)

NOTE 9. FAIR VALUE MEASUREMENTS

The Company’s financial instruments consist of cash and cash equivalents, trade receivables, trade payables, accrued liabilities, long-term debt, and derivatives. The carrying value of cash and cash equivalents, trade receivables, and trade payables and accrued liabilities are considered to be representative of their fair market value due to the short maturity of these instruments.

The Company’s debt is subject to variable interest rates and accordingly the carrying value is considered to be representative of its fair market value.

PEAK EXPLORATION AND PRODUCTION, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025 AND 2024

The following table provides the carrying value and fair value measurement information for certain of the financial assets and liabilities of the Company (in thousands):

			Fair Value Measurements Using:
	Carrying	Total	Level 1	Level 2	Level 3
	Amount	Fair Value	Inputs	Inputs	Inputs
September 30, 2025 assets (liabilities):
Commodity derivatives	$885	$885	$—	$885	$—
December 31, 2024 assets (liabilities):
Commodity derivatives	$(2,406)	$(2,406)	$—	$(2,406)	$—

The following methods and assumptions were used to estimate the fair values in the table above.

Level 2 Fair Value Measurements

Impairment — The calculation of the impairment as discussed in notes 3, 5, and 6 are Fair Value Level 3 non-recurring measurements based on terms outlined in the executed term sheet dated June 13, 2025.

Commodity derivatives — The fair value of commodity derivatives is estimated using observable market data and assumptions with adjustments based on widely accepted valuation techniques. A discounted cash flow analysis on the expected cash flows of each derivative reflects the contractual terms of the derivative, including period to maturity, and uses observable market-based inputs, including interest rate curves, implied volatilities and credit risk.

Assets Measured at Fair Value on a Nonrecurring Basis

Certain assets and liabilities of the Company are reported at fair value on a nonrecurring basis in the consolidated financial statements. The following methods and assumptions were used to estimate the fair values for those assets and liabilities.

Asset retirement obligations — The fair value of asset retirement obligations is estimated using discounted cash flow projections using numerous estimates, assumptions and judgments regarding such factors as the existence of a legal obligation, estimated plugging and abandonment costs, timing of remediation, the credit-adjusted risk-free rate and inflation rate. Significant unobservable inputs (Level 3) utilized in the determination of asset retirement obligations include estimated plugging and abandonment costs of approximately $0.1 million per well, the timing of remediation, which is estimated based on the aggregate average useful life of the Company’s wells, and the credit adjusted risk free rate.

Proved oil and Natural Gas Reserves — The Company’s estimates of proved and proved developed reserves are the major component of its impairment calculations for oil and natural gas properties. The Company reviews and evaluates its oil and natural gas properties for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. If there is an indication the carrying amount of oil and natural gas properties may not be recovered, the asset is assessed for potential impairment by management through an established process. If, upon review, the sum of the undiscounted pre-tax reserve cash flows is less than the carrying value of the asset, the carrying value is written down to estimated fair value. Because there is usually a lack of quoted market prices for long-lived assets, the fair value of impaired assets is typically determined based on the present values of expected future cash flows using discount rates believed to be consistent with those used by principal market participants or by comparable transactions. The Company’s proved reserves represent the element of these calculations that require various subjective judgments. Estimates of proved reserves are forecasts based on engineering data, projected future rates of production and the timing of future expenditures. These forecasts rely heavily on historical experience of production results, incurred capital costs, operating expenses and workover experience, among other factors. An impairment loss is measured as the amount by which asset carrying value exceeds Level 3 fair value on an individual field-by-field basis.

PEAK EXPLORATION AND PRODUCTION, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025 AND 2024

NOTE 10. DEBT AND RELATED EXPENSES

The following table presents the outstanding debt and related expenses of the Company (in thousands):

	As of	As of
	September 30,	December 31,
	2025	2024
Fortress Credit Agreement	$49,600	$54,250
Total debt, including current portion	49,600	54,250
Debt issuance costs	(1,338)	(2,069)
Total debt, including current portion, net	48,262	52,181
Less: current portion of debt	48,262	6,200
Long-term debt, net	$—	$45,981

Fortress Credit Agreement — On January 31, 2023, the Company (“Borrower”) entered into a new Credit and Guaranty Agreement with Fortress Credit Corp. (“Credit Agreement”) with initial loan commitments of $62.0 million provided by Fortress Credit Corp. and Cargill, Incorporated (collectively, the “Lenders”). Upon execution of the Credit Agreement, the Company was issued a new term loan with the Lenders for the full commitment amount of $62.0 million which matures on January 31, 2027 (“Maturity Date”). Proceeds from the new loan were utilized to repay in full the existing Credit Facility and NPA, as well as debt issuance costs. The remaining unused proceeds served as additional cash to the Company’s consolidated balance sheet.

Initially, the obligations under the Credit Agreement are guaranteed by certain of the Borrower’s subsidiaries (the “Guarantors”) and the Credit Agreement is secured by substantially all of the assets owned by the Company and the Guarantors (subject to customary exceptions). Borrowings outstanding under the Credit Agreement will initially be Term SOFR Loans (as defined in the Credit Agreement) which bear interest at a rate equal to the sum of (i) the Term SOFR Rate for a three-month interest period, plus 0.15% (“Adjusted Term SOFR Rate”); and (ii) 8.00% per annum. The Administrative Agent (permitted only as expressly set forth in Section 2.07 of the Credit Agreement), may convert any outstanding Term SOFR Loan to an ABR Loan (as defined in the Credit Agreement). Borrowings constituting ABR Loans shall bear interest at a rate equal to the sum of (i) the Alternate Base Rate, defined as the greater of (a) the Prime Rate and (b) the NYFRB Rate plus 0.50%; and (ii) 7.00% per annum. Interest accrued on all outstanding loans is payable at the end of each quarter, through the Maturity Date. For the quarter ended September 30, 2025 and for the year ended December 31, 2024, the interest rate on the outstanding balance Credit Agreement was 12.44% and 12.74%, respectively.

The Company is required to repay to the Lenders an amount equal to 2.50% of the full commitment amount of $62.0 million, including accrued interest, on the first business day of the immediately succeeding quarter. Furthermore, the Company is subject to mandatory repayment provisions, including in the event of default where the Lenders elect to accelerate amounts due. The Credit Agreement further outlines the ability to prepay the loans in whole, or in part, at the option of the Company. In the event of any repayment or prepayment of the loans, the Company shall immediately pay the applicable premium (as defined in the Credit Agreement) and all accrued interest.

The Credit Agreement contains restrictive covenants that limit the Company’s ability to, among other things: (i) incur additional indebtedness; (ii) incur liens; (iii) enter into mergers; (iv) dispose of assets; (v) engage in new business type; (vi) make any investments; (vii) enter into certain swap agreements; (viii) make restrictive payments; and (ix) engage in certain transactions with affiliates. These restrictive covenants are subject to a number of important exceptions and qualifications.

In addition, the Credit Agreement requires the Company to maintain compliance with the following financial ratios determined as of the last day of the quarter: (A) a current ratio (as defined in the Credit Agreement) of no less than 1.00 to 1.00; (B) a proved developed producing (“PDP”) asset coverage ratio (as defined in the Credit Agreement) of no less than 1.75 to 1.00; (C) a leverage ratio (as defined in the Credit Agreement) of no more than 2.75 to 1.00; and (D) liquidity (as

PEAK EXPLORATION AND PRODUCTION, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025 AND 2024

defined in the Credit Agreement) of not less than $5.0 million. Furthermore, for any year, general and administrative expenses (as defined in the Credit Agreement) attributable to the Company must not exceed $8.5 million. On April 24, 2024, the Company entered into the First Amendment to the Credit Agreement, which moved the payment date for the required quarterly principal and interest payments to the first business day of the immediately succeeding quarter. As of December 31, 2024, the company was not in compliance with the current ratio of no less than 1.00 to 1.00. However, on February 28, 2025, the Company received a waiver related to non-compliance with the current ratio. On May 9, 2025, the Company entered into the Second Amendment to the Credit Agreement which modified certain covenants with an effective date of March 31, 2025 and applicable compliance period commencing with the quarter ended March 31, 2025 through and including the quarter ended March 31, 2026. Covenants that were amended include: (A) a current ratio (as defined in the Credit Agreement) of no less than .85 to 1.00; (B) a proved developed producing (“PDP”) asset coverage ratio (as defined in the Credit Agreement) of no less than 1.50 to 1.00; and (C) a leverage ratio (as defined in the Credit Agreement) of no more than 3.00 to 1.00.At the end of the applicable compliance period, the covenants will revert back to the original covenants listed above. As of June 30, 2025, the Company was not in compliance with the current ratio of no less than .85 or the leverage ratio of no more than 3.00 to 1.00. However, on August 11, 2025, the Company received a waiver related to non-compliance. On August 29, 2025, the Company entered into the Third Amendment to the Credit Agreement with the following language: “Borrower shall repay in cash to the Administrative Agent for the ratable account of each Lender as follows: (i) on January 2, 2026, an amount equal to 5.00% of the aggregate principal amount of the Term Loan outstanding on the Effective Date; and (ii) on each April 1, July 1, October 1 and January 1 ending thereafter (or if such date is not a Business Day, then the immediately subsequent Business Day) (each such date, a “Payment Date”), an aggregate principal amount equal to 2.50% of the aggregate principal amount of the Term Loan outstanding on the Effective Date. Each payment of Loans pursuant to this Section 2.06(e) shall be accompanied by accrued and unpaid interest with respect thereto and other amounts pursuant to Section 2.09 and Section 2.13, if any.” As of September 30, 2025, the Company was not in compliance with the current ratio of no less than .85 or the leverage ratio of no more than 3.00 to 1.00. However, the Company is not seeking another waiver and has decided to reclass the debt to current pending the closing of the MIPA in November.

NOTE 11. EQUITY AND SHARE BASED COMPENSATION

Preferred Equity — The Company has issued 958,864 units of preferred shares for cash totaling $95.9 million as of September 30, 2025 and December 31, 2024. The Company has not issued any preferred shares since 2018. The preferred shares include the following characteristics and rights:

●	When declared, the Company shall pay distributions in cash to the holders of the preferred shares in the amount of 6.0% per annum, paid in arrears.
●	All or a portion of the preferred shares and accrued but unpaid interest can be converted into common units at a price of $65.00 per unit, or the conversion price then in effect at the time of conversion.
●	Each holder of the preferred shares is entitled to one vote per preferred share.
●	The preferred shares include a liquidation preference over common units.

The preferred shares may not demand repayment of the equity or accrued dividends, and if not converted to common units, once the amount of the preferred shares and all accrued dividends has been paid, the holders have no additional rights or claims to the assets of the Company. For the nine months ended September 30, 2025 and 2024 no dividends have been declared, therefore, are not recorded on the condensed consolidated balance sheets. The balance of accumulated undeclared distributions totaled $54.0 million as of September 30, 2025 and $49.7 million as of December 31, 2024. The accumulated liquidation preference totaled $149.9 million as of September 30, 2025 and $145.6 million as of December 31, 2024.

PEAK EXPLORATION AND PRODUCTION, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025 AND 2024

Share Based Compensation — The Company has a total of 69,855 and 87,389 options outstanding as of September 30, 2025 and December 31, 2024, respectively. The options are exercisable at a price of $100 per option, to purchase common stock. During the six months ended September 30, 2025, 17,534 options were forfeited, however, no options were granted or exercised during the nine months ended September 30, 2025. There were no options granted, forfeited or exercised during the year ended December 31, 2024. Therefore, the Company had no compensation expense for the nine months ended September 30, 2025 and 2024.

The approximate remaining weighted-average contractual term of options outstanding at September 30, 2025 is approximately three years. At September 30, 2025, all options were vested and the Company had no unrecognized share-based compensation expense.

NOTE 12. LEASES

The following table summarizes the operating leases of the Company for the periods indicated (in thousands):

	Nine Month Ended September 30,
	2025	2024
Operating lease expenses	$115	$113
Cash paid for operating lease liabilities	$115	$113
Right-of-use assets obtained in exchange for operating lease liabilities	$—	$—
Amortization of right-of-use assets	$112	$114
Lease liability balance	$292	$390
Weighted-average discount rate (%)	1.37	1.37
Weighted-average remaining lease term (years)	1.89	2.81

Total expense for all leases was $1.4 million and $1.5 million for both the nine months ended September 30, 2025 and 2024, respectively.

Future minimum annual lease payments as of September 30, 2025 are as follows (in thousands):

2025	$39
2026	157
2027	101
Total lease payments	297
Less: interest	(5)
Present value of lease liabilities	$292

NOTE 13. COMMITMENTS AND CONTINGENCIES

Environmental Matters — Various federal, state and local laws and regulations covering the discharge of materials into the environment, or otherwise relating to the protection of the environment, may affect the operations and the cost of crude oil and natural gas exploration, development, and production operations of the Company. The Company does not anticipate that it will be required in the near future to expend significant amounts for compliance with such federal, state and local laws and regulations, and therefore, no amounts have been accrued for such purposes. At September 30, 2025 and December 31, 2024, there were no known environmental or regulatory matters which are reasonably expected to result in a material liability to the Company.

Government Regulation — Many aspects of the oil and gas industry are extensively regulated by federal, state, and local governments in all areas in which the Company has operations. Regulations govern such things as drilling permits, environmental protection and pollution control, spacing of wells, the unitization and pooling of properties, reports

PEAK EXPLORATION AND PRODUCTION, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025 AND 2024

concerning operations, royalty rates, and various other matters, including taxation. Oil and gas industry legislation and administrative regulations are periodically changed for a variety of political, economic, and other reasons. As of September 30, 2025 and December 31, 2024, the Company has not been fined or cited for any violations of governmental regulations that would have a material adverse effect upon the financial condition, capital expenditures, earnings, or competitive position of the Company in the oil and gas industry.

Litigation — The Company is involved in various legal proceedings including, but not limited to, commercial disputes, claims from royalty and surface owners, property damage claims, personal injury claims, regulatory compliance matters, disputes with tax authorities and other matters. While the outcome of these legal matters cannot be predicted with certainty, the Company does not expect any such matters to have a material effect on its financial condition, results of operations or cash flows.

NOTE 14. RELATED PARTY TRANSACTIONS

The Company is subject to an Administrative Service Agreement (“ASA”) with Peak BLM Lease, LLC (“Peak BLM”), an affiliate, that specifies the Company will perform administrative duties associated with Peak BLM’s properties. Per the ASA, Peak BLM is to pay the Company approximately $0.1 million monthly. For the nine months ended September 30, 2025 and 2024, the Company received or accrued for reimbursements, related to the administrative duties, from Peak BLM in the amount of $0.9 million and $0.9 million, respectively. These reimbursements are reflected as a reduction to “general and administrative” on the accompanying unaudited condensed consolidated statements of operations for the nine months ended September 30, 2025 and 2024. In addition, the Company performs as the administrator of three jointly owned wells, which resulted in Peak BLM paying $1.3 million and $0.5 million for nine months ended September 30, 2025 and 2024, respectively, for capital expenditures and/or lease operating expenses. During the nine months ended September 30, 2024, the Company purchased interests in two wells from Peak E&P in the amount of $3.2 million, which represents the historical book value.

NOTE 15. SUPPLEMENTAL CASH FLOW INFORMATION

The following table provides certain supplemental cash flow information for the periods indicated (in thousands):

	Nine Months Ended September 30,
	2025	2024
Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$5,020	$4,025
Supplemental Disclosure of Non-Cash Information:
Oil and natural gas additions through accounts payable and accrued expenses	$2,625	$(405)

NOTE 16. SUBSEQUENT EVENTS

In preparing the accompanying consolidated financial statements of the Company, management has evaluated all subsequent events and transactions for potential recognition or disclosure through November 14, 2025, the date the consolidated financial statements of the Company were available for issuance. On August 11, 2025, the Company signed the MIPA with a third-party purchaser, where the Company will be acquired by the third-party purchaser. The MIPA is scheduled to close on or around November 14, 2025.